Exhibit 99

FOR IMMEDIATE RELEASE

Contacts:	John Hulbert, Investors, (612) 761-6627
Jenna Reck, Financial Media, (612) 761-5829
Target Media Hotline, (612) 696-3400

Target Corporation Announces

Second Quarter 2011 Financial Results

Company Also Provides Third Quarter and Full-Year Earnings Guidance

MINNEAPOLIS (August 17, 2011) — Target Corporation (NYSE: TGT) today reported net earnings of $704 million for the quarter ended July 30, 2011, compared with $679 million in the quarter ended July 31, 2010. Earnings per share in the second quarter increased 11.5 percent to $1.03 from $0.92 in the same period a year ago. All earnings per share figures refer to diluted earnings per share.

“We’re very pleased with our second quarter financial results, which benefited from an acceleration in the pace of our comparable-store sales growth,” said Gregg Steinhafel, chairman, president, and chief executive officer of Target Corporation. “We continue to focus on strong execution of our strategy, preparing Target to perform well in a variety of economic environments.”

Earnings Guidance

The company currently expects third quarter diluted EPS of 70 to 75 cents, and full-year 2011 diluted EPS of $4.15 to $4.30.

 — more —

U.S. Retail Segment Results

As the company first reported in its sales release on August 4, 2011, Target’s sales increased 5.1 percent in the second quarter to $15.9 billion in 2011 from $15.1 billion in 2010, due to a 3.9 percent increase in comparable-store sales and the contribution from new stores. Segment earnings before interest expense and income taxes (EBIT) were $1,147 million in the second quarter of 2011, an increase of 4.6 percent from $1,096 million in 2010.

Second quarter 2011 EBITDA and EBIT margin rates were 10.3 percent and 7.2 percent, respectively, compared with 10.5 percent and 7.2 percent in 2010. Second quarter gross margin rate declined to 31.6 percent in 2011 from 32.0 percent in 2010, due to the impact of the company’s integrated growth strategies. The company’s second quarter selling, general and administrative (SG&A) expense rate improved to 21.3 percent in 2011, compared with 21.5 percent in 2010.

U.S. Credit Card Segment Results

Second quarter average receivables decreased 12.4 percent to $6.2 billion in 2011 from $7.1 billion in 2010. Average receivables directly funded by Target decreased 19 percent in the second quarter to $2.4 billion from $3.0 billion in 2010.

Second quarter bad debt expense was $15 million in 2011, down from $138 million in 2010, driven by improved trends in key measures of risk. Segment profit for the quarter was $171 million, compared with $149 million in second quarter 2010. Annualized segment pre-tax return on invested capital was 28.5 percent in second quarter 2011, compared with 20.2 percent in 2010.

Canadian Segment Results

Consistent with prior guidance, second quarter 2011 EBIT was $(36) million due to start-up expenses and depreciation related to the company’s expected market entry in 2013.

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Interest Expense and Taxes

Net interest expense for the quarter was $191 million, including $10 million of interest on capitalized leases related to Target’s Canadian market entry. Net interest expense was $185 million in second quarter 2010.

The company’s effective income tax rate was 36.5 percent in second quarter 2011, down from 37.2 percent in 2010.

Share Repurchase

In the second quarter 2011, the company repurchased approximately 14.3 million shares of its common stock at an average price of $48.11, for a total investment of $688 million. Year-to-date, the company has repurchased approximately 29.7 million shares of its common stock at an average price of $50.81, for a total investment of $1.5 billion.

Miscellaneous

Target Corporation will webcast its second quarter earnings conference call at 9:30 a.m. CDT today. Investors and the media are invited to listen to the call through the company’s website at www.target.com/investors (click on “Events + Presentations” and then “Archives + Webcasts”). A telephone replay of the call will be available beginning at approximately 11:30 a.m. CDT today through the end of business on August 19, 2011. The replay number is (800) 642-1687 (passcode: 20426383).

Statements in this release regarding expected sales, performance and earnings per share are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements speak only as of the date they are made and are subject to risks and uncertainties which could cause the company’s actual results to differ materially.  The most important risks and uncertainties are described in Item 1A of the company’s Form 10-K for the fiscal year ended January 29, 2011.

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About Target

Minneapolis-based Target Corporation (NYSE:TGT) serves guests at 1,762 stores in 49 states nationwide and at Target.com. In addition, the company operates a credit card segment that offers branded proprietary credit card products. Since 1946, Target has given 5 percent of its income through community grants and programs; today, that giving equals more than $3 million a week. For more information about Target’s commitment to corporate responsibility, visit Target.com/hereforgood.

For more information, visit Target.com/Pressroom.

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TARGET CORPORATION

Consolidated Statements of Operations

	Three Months Ended			Six Months Ended
	July 30,	July 31,		July 30,	July 31,
(millions, except per share data) (unaudited)	2011	2010	Change	2011	2010	Change
Sales	$15,895	$15,126	5.1%	$31,475	$30,283	3.9%
Credit card revenues	345	406	(15.0)	700	841	(16.7)
Total revenues	16,240	15,532	4.6	32,175	31,124	3.4
Cost of sales	10,872	10,293	5.6	21,710	20,705	4.8
Selling, general and administrative expenses	3,473	3,263	6.4	6,705	6,405	4.7
Credit card expenses	86	214	(59.8)	174	494	(64.7)
Depreciation and amortization	509	496	2.7	1,022	1,012	1.0
Earnings before interest expense and income taxes	1,300	1,266	2.7	2,564	2,508	2.2
Net interest expense
Nonrecourse debt collateralized by credit card receivables	18	21	(14.5)	37	44	(15.2)
Other interest expense	174	165	5.4	338	330	2.4
Interest income	(1)	(1)	32.7	(1)	(1)	(7.9)
Net interest expense	191	185	3.1	374	373	0.4
Earnings before income taxes	1,109	1,081	2.6	2,190	2,135	2.6
Provision for income taxes	405	402	0.7	797	785	1.4
Net earnings	$704	$679	3.7%	$1,393	$1,350	3.2%
Basic earnings per share	$1.03	$0.93	11.4%	$2.03	$1.84	10.5%
Diluted earnings per share	$1.03	$0.92	11.5%	$2.02	$1.82	10.7%
Weighted average common shares outstanding
Basic	680.8	731.1		686.7	735.5
Diluted	685.1	736.6		691.2	741.1

Subject to reclassification

TARGET CORPORATION

Consolidated Statements of Financial Position

	July 30,	January 29,	July 31,
(millions)	2011	2011	2010
	(unaudited)		(unaudited)
Assets
Cash and cash equivalents, including marketable securities of $116, $1,129 and $972	$890	$1,712	$1,540
Credit card receivables, net of allowance of $480, $690 and $851	5,722	6,153	6,137
Inventory	7,926	7,596	7,728
Other current assets	1,521	1,752	1,840
Total current assets	16,059	17,213	17,245
Property and equipment
Land	5,999	5,928	5,845
Buildings and improvements	26,092	23,081	22,568
Fixtures and equipment	4,906	4,939	4,602
Computer hardware and software	2,392	2,533	2,432
Construction-in-progress	571	567	772
Accumulated depreciation	(11,587)	(11,555)	(10,818)
Property and equipment, net	28,373	25,493	25,401
Other noncurrent assets	1,067	999	1,009
Total assets	$45,499	$43,705	$43,655
Liabilities and shareholders’ investment
Accounts payable	$6,519	$6,625	$6,228
Accrued and other current liabilities	3,721	3,326	3,057
Unsecured debt and other borrowings	1,130	119	782
Nonrecourse debt collateralized by credit card receivables	250	—	33
Total current liabilities	11,620	10,070	10,100
Unsecured debt and other borrowings	12,661	11,653	11,693
Nonrecourse debt collateralized by credit card receivables	3,499	3,954	4,044
Deferred income taxes	969	934	740
Other noncurrent liabilities	1,644	1,607	1,810
Total noncurrent liabilities	18,773	18,148	18,287
Shareholders’ investment
Common stock	56	59	60
Additional paid-in capital	3,385	3,311	3,085
Retained earnings	12,213	12,698	12,690
Accumulated other comprehensive loss	(548)	(581)	(567)
Total shareholders’ investment	15,106	15,487	15,268
Total liabilities and shareholders’ investment	$45,499	$43,705	$43,655
Common shares outstanding	675.2	704.0	722.6

Subject to reclassification

TARGET CORPORATION

Consolidated Statements of Cash Flows

	Six Months Ended
	July 30,	July 31,
(millions) (unaudited)	2011	2010
Operating activities
Net earnings	$1,393	$1,350
Reconciliation to cash flow
Depreciation and amortization	1,022	1,012
Share-based compensation expense	44	52
Deferred income taxes	122	148
Bad debt expense	27	335
Non-cash (gains)/losses and other, net	62	(39)
Changes in operating accounts:
Accounts receivable originated at Target	143	241
Inventory	(330)	(549)
Other current assets	80	5
Other noncurrent assets	16	(118)
Accounts payable	(119)	(283)
Accrued and other current liabilities	(129)	(247)
Other noncurrent liabilities	5	(79)
Cash flow provided by operations	2,336	1,828
Investing activities
Expenditures for property and equipment	(2,379)	(991)
Proceeds from disposal of property and equipment	2	32
Change in accounts receivable originated at third parties	261	254
Other investments	(19)	(20)
Cash flow required for investing activities	(2,135)	(725)
Financing activities
Additions to long-term debt	1,000	997
Reductions of long-term debt	(238)	(1,339)
Dividends paid	(346)	(252)
Repurchase of stock	(1,493)	(1,285)
Stock option exercises and related tax benefit	34	116
Other	20	—
Cash flow required for financing activities	(1,023)	(1,763)
Net decrease in cash and cash equivalents	(822)	(660)
Cash and cash equivalents at beginning of period	1,712	2,200
Cash and cash equivalents at end of period	$890	$1,540

Subject to reclassification

TARGET CORPORATION

U.S. Retail Segment

	Three Months Ended		Six Months Ended
U.S. Retail Segment Results	July 30,	July 31,		July 30,	July 31,
(millions) (unaudited)	2011	2010	Change	2011	2010	Change
Sales	$15,895	$15,126	5.1%	$31,475	$30,283	3.9%
Cost of sales	10,872	10,293	5.6	21,710	20,705	4.8
Gross margin	5,023	4,833	3.9	9,765	9,578	1.9
SG&A expenses(a)	3,382	3,246	4.2	6,554	6,370	2.9
EBITDA	1,641	1,587	3.4	3,211	3,208	0.1
Depreciation and amortization	494	491	0.7	1,002	1,003	(0.1)
EBIT	$1,147	$1,096	4.6%	$2,209	$2,205	0.2%

EBITDA is earnings before interest expense, income taxes, depreciation and amortization.

EBIT is earnings before interest expense and income taxes.

(a) Loyalty Program discounts are recorded as reductions to sales in our U.S. Retail Segment.  Effective with the October 2010 nationwide launch of our new 5% REDcard Rewards loyalty program, we changed the formula under which our U.S. Credit Card segment reimburses our U.S. Retail Segment to better align with the attributes of the new program. In the three and six months ended July 30, 2011, these reimbursed amounts were $66 million and $115 million, respectively, compared with $17 million and $34 million in the corresponding periods in 2010. In all periods these amounts were recorded as reductions to SG&A expenses within the U.S. Retail Segment and increases to operations and marketing expenses within the U.S. Credit Card Segment.

	Three Months Ended		Six Months Ended
U.S. Retail Segment Rate Analysis	July 30,	July 31,	July 30,	July 31,
(unaudited)	2011	2010	2011	2010
Gross margin rate	31.6%	32.0%	31.0%	31.6%
SG&A expense rate	21.3%	21.5%	20.8%	21.0%
EBITDA margin rate	10.3%	10.5%	10.2%	10.6%
Depreciation and amortization expense rate	3.1%	3.2%	3.2%	3.3%
EBIT margin rate	7.2%	7.2%	7.0%	7.3%

U.S. Retail Segment rate analysis metrics are computed by dividing the applicable amount by sales.

	Three Months Ended		Six Months Ended
Comparable-Store Sales	July 30,	July 31,	July 30,	July 31,
(unaudited)	2011	2010	2011	2010
Comparable-store sales change	3.9%	1.7%	2.9%	2.2%
Drivers of changes in comparable-store sales:
Number of transactions	0.5%	2.4%	0.4%	2.3%
Average transaction amount	3.5%	(0.8)%	2.6%	(0.1)%
Units per transaction	1.8%	2.0%	3.1%	1.6%
Selling price per unit	1.7%	(2.7)%	(0.5)%	(1.7)%

The comparable-store sales increases or decreases above are calculated by comparing sales in fiscal year periods with comparable prior year periods of equivalent length.

	Three Months Ended		Six Months Ended
REDcard Penetration	July 30,	July 31,	July 30,	July 31,
(unaudited)	2011	2010	2011	2010
Target Credit Cards	6.6%	4.7%	6.2%	4.5%
Target Debit Cards	2.1%	0.5%	1.9%	0.5%
Total Store REDcard Penetration	8.7%	5.2%	8.1%	5.0%

Represents the percentage of Target store sales that are paid for using REDcards.

	Number of Stores			Retail Square Feet(a)
Number of Stores and Retail Square Feet	July 30,	January 29,	July 31,	July 30,	January 29,	July 31,
(unaudited)	2011	2011	2010	2011	2011	2010
Target general merchandise stores	774	1,037	1,169	93,699	127,292	144,926
Expanded food assortment	736	462	323	97,058	61,823	43,046
SuperTarget stores	252	251	251	44,681	44,503	44,503
Total	1,762	1,750	1,743	235,438	233,618	232,475

(a) In thousands; reflects total square feet, less office, distribution center and vacant space.

Subject to reclassification

TARGET CORPORATION

U.S. Credit Card Segment

	Three Months Ended		Three Months Ended		Six Months Ended		Six Months Ended
	July 30, 2011		July 31, 2010		July 30, 2011		July 31, 2010
U.S. Credit Card Segment Results	Amount	Annualized	Amount	Annualized	Amount	Annualized	Amount	Annualized
(millions) (unaudited)	(in millions)	Rate(d)	(in millions)	Rate(d)	(in millions)	Rate(d)	(in millions)	Rate(d)
Finance charge revenue	$278	17.9%	$324	18.3%	$570	18.0%	$674	18.4%
Late fees and other revenue	44	2.8	54	3.0	86	2.7	113	3.1
Third party merchant fees	23	1.5	28	1.6	44	1.4	54	1.5
Total revenues	345	22.2	406	22.9	700	22.1	841	23.0
Bad debt expense	15	1.0	138	7.8	27	0.9	335	9.2
Operations and marketing expenses(a)	137	8.8	93	5.2	262	8.3	193	5.3
Depreciation and amortization	4	0.3	5	0.3	9	0.3	9	0.2
Total expenses	156	10.0	236	13.3	298	9.4	537	14.7
EBIT	189	12.2	170	9.6	402	12.7	304	8.3
Interest expense on nonrecourse debt collateralized by credit card receivables	18		21		37		44
Segment profit	$171		$149		$365		$260
Average gross credit card receivables funded by Target(b)	$2,398		$2,950		$2,451		$2,656
Segment pretax ROIC(c)	28.5%		20.2%		29.7%		19.6%

(a) Loyalty Program discounts are recorded as reductions to sales in our U.S. Retail Segment.  Effective with the October 2010 nationwide launch of our new 5% REDcard Rewards loyalty program, we changed the formula under which our U.S. Credit Card segment reimburses our U.S. Retail Segment to better align with the attributes of the new program. In the three and six months ended July 30, 2011, these reimbursed amounts were $66 million and $115 million, respectively, compared with $17 million and $34 million in the corresponding periods in 2010. In all periods these amounts were recorded as reductions to SG&A expenses within the U.S. Retail Segment and increases to operations and marketing expenses within the U.S. Credit Card Segment.

(b) Amounts represent the portion of average gross credit card receivables funded by Target. These amounts exclude $3,817 million and $3,888 million for the three and six months ended July 30, 2011, respectively, and $4,148 million and $4,667 million for the three and six months ended July 31, 2010, respectively, of receivables funded by nonrecourse debt collateralized by credit card receivables.

(c) ROIC is return on invested capital, and this rate equals our segment profit divided by average gross credit card receivables funded by Target, expressed as an annualized rate.

(d) As an annualized percentage of average gross credit card receivables.

	Three Months Ended			Three Months Ended			Six Months Ended			Six Months Ended
	July 30, 2011			July 31, 2010			July 30, 2011			July 31, 2010
	Yield			Yield			Yield			Yield
Spread Analysis - Total Portfolio	Amount	Annualized		Amount	Annualized		Amount	Annualized		Amount	Annualized
(unaudited)	(in millions)	Rate		(in millions)	Rate		(in millions)	Rate		(in millions)	Rate
EBIT	$189	12.2	%(c)	$170	9.6	%(c)	$402	12.7	%(c)	$304	8.3	%(c)
LIBOR(a)		0.2%			0.3%			0.2%			0.3%
Spread to LIBOR(b)	$186	12.0	%(c)	$164	9.3	%(c)	$395	12.5	%(c)	$293	8.0	%(c)

(a) Balance-weighted average one-month LIBOR.

(b) Spread to LIBOR is a metric used to analyze the performance of our total credit card portfolio because the vast majority of our portfolio earns finance charge revenue at rates tied to the Prime Rate, and the interest rate on all nonrecourse debt securitized by credit card receivables is tied to LIBOR.

(c) As a percentage of average gross credit card receivables.

	Three Months Ended			Six Months Ended
Receivables Rollforward Analysis	July 30,	July 31,		July 30,	July 31,
(millions) (unaudited)	2011	2010	Change	2011	2010	Change
Beginning gross credit card receivables	$6,286	$7,260	(13.4)%	$6,843	$7,982	(14.3)%
Charges at Target	1,140	765	49.1	2,143	1,484	44.4
Charges at third parties	1,353	1,522	(11.1)	2,603	2,948	(11.7)
Payments	(2,792)	(2,717)	2.8	(5,793)	(5,706)	1.5
Other	215	158	36.7	406	280	45.2
Period-end gross credit card receivables	$6,202	$6,988	(11.2)%	$6,202	$6,988	(11.2)%
Average gross credit card receivables	$6,215	$7,098	(12.4)%	$6,339	$7,323	(13.4)%
Accounts with three or more payments (60+ days) past due as a percentage of period-end gross credit card receivables	3.0%	5.0%		3.0%	5.0%
Accounts with four or more payments (90+ days) past due as a percentage of period-end gross credit card receivables	2.1%	3.5%		2.1%	3.5%

	Three Months Ended			Six Months Ended
Allowance for Doubtful Accounts	July 30,	July 31,		July 30,	July 31,
(millions) (unaudited)	2011	2010	Change	2011	2010	Change
Allowance at beginning of period	$565	$930	(39.2)%	$690	$1,016	(32.1)%
Bad debt expense	15	138	(89.1)	27	335	(91.9)
Write-offs(a)	(142)	(256)	(44.4)	(326)	(573)	(43.1)
Recoveries(a)	42	39	7.2	89	73	21.0
Allowance at end of period	$480	$851	(43.7)%	$480	$851	(43.7)%
As a percentage of period-end gross credit card receivables	7.7%	12.2%		7.7%	12.2%
Net write-offs as a percentage of average gross credit card receivables (annualized)	6.5%	12.2%		7.5%	13.7%

(a) Write-offs include the principal amount of losses (excluding accrued and unpaid finance charges), and recoveries include current period principal collections on previously written-off balances. These amounts combined represent net write-offs.

Subject to reclassification

TARGET CORPORATION

Canadian Segment

	Three Months Ended			Six Months Ended
Canadian Segment Results	July 30,	July 31,		July 30,	July 31,
(millions) (unaudited)	2011	2010	Change	2011	2010	Change
Sales	$—	$—	—%	$—	$—	—%
Cost of sales	—	—	—	—	—	—
Gross margin	—	—	—	—	—	—
SG&A expenses(a)	25	—	100.0	36	—	100.0
EBITDA	(25)	—	100.0	(36)	—	100.0
Depreciation and amortization(b)	11	—	100.0	11	—	100.0
EBIT	$(36)	$—	100.0%	$(47)	$—	100.0%

(a) SG&A expenses include our Canadian Segment start-up costs.  These costs consisted primarily of legal, payroll, and consulting expenses.

(b) Depreciation and amortization result from depreciation of capital lease assets and leasehold interests acquired in our Zellers asset purchase. For the three and six months ended July 30, 2011, the lease payment obligation also gave rise to $10 million of interest expense, recorded in our consolidated statements of operations.

EBITDA is earnings before interest expense, income taxes, depreciation and amortization.

EBIT is earnings before interest expense and income taxes.

Subject to reclassification